Exhibit 1.2

Pricing Agreement

NatWest Markets Plc

250 Bishopsgate

London EC2M 4AA

United Kingdom

As Representatives of the several
Underwriters named in Schedule I hereto,

February 26, 2025

Ladies and Gentlemen:

NatWest Group plc, a public limited company incorporated under the laws of, and registered in, Scotland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 26, 2025 (the “Underwriting Agreement”) among the Company on the one hand and the several Underwriters on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), or to purchasers procured by them, the securities specified in Schedule II hereto (the “Contingent Capital Notes”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Disclosure Package and/or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Disclosure Package and/or the Prospectus (each as therein defined), as the case may be, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Disclosure Package and/or the Prospectus (as amended or supplemented), as the case may be, relating to the Contingent Capital Notes which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of themselves and on behalf of each of the Underwriters of the Contingent Capital Notes pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Contingent Capital Notes, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, or to purchasers procured by them, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, or to procure purchasers to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Contingent Capital Notes set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

The Underwriters agree as among themselves that they will be bound by and will comply with the Master Agreement Among Underwriters dated September 12, 2023 governing the relationship among NatWest Markets Securities Inc. and the underwriters parties thereto (the “Agreement Among Underwriters”) with respect to the Contingent Capital Notes and further agree that (so far as the context permits) references in the Agreement Among Underwriters to “Underwriter” shall refer to the Underwriters herein and references to “NatWest Markets Securities Inc.” or “NWM” shall refer to NatWest Markets Plc.

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Very truly yours,

NATWEST GROUP PLC

By:	/s/ Donal Quaid
Name: Donal Quaid
Title: Group Treasurer

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Accepted as of the date hereof:

NatWest Markets Plc

By:	/s/ Hayward H. Smith
Name: Hayward H. Smith
Title: Authorized Signatory

For itself and as Representative of the several Underwriters

[Signature page to the Pricing Agreement]

SCHEDULE I

		Principal Amount of Contingent Capital Notes to be Purchased

NatWest Markets Plc		£517,500,000
Citigroup Global Markets Limited		£37,500,000
Goldman Sachs International		£37,500,000
J.P. Morgan Securities plc		£37,500,000
Merrill Lynch International		£37,500,000
Morgan Stanley & Co. International plc		£37,500,000
UBS AG London Branch		£37,500,000
Crédit Agricole Corporate and Investment Bank		£7,500,000
	Total:	£750,000,000

SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

Title of Contingent Capital Notes:

7.500% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (the “Contingent Capital Notes”)

Aggregate principal amount of Contingent Capital Notes:

£750,000,000 principal amount of the Contingent Capital Notes

Price to Public:

100.000% of the principal amount of the Contingent Capital Notes

Purchase Price by Underwriters:

99.330% of the principal amount of the Contingent Capital Notes

Underwriting Commission:

0.670% of the principal amount of the Contingent Capital Notes

Form of Securities:

Book-entry only form represented by one or more global notes deposited with a custodian for Euroclear Bank SA/NV and Clearstream Banking, S.A., as the case may be.

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Applicable time:

5:45 p.m. (London time), February 26, 2025

Time of Delivery:

9:30 a.m. (London time), March 3, 2025

Indenture:

Contingent Convertible Securities Indenture dated as of August 10, 2015, between the Company and The Bank of New York Mellon, acting through its London Branch, as Trustee, as amended and supplemented by the Fifth Supplemental Indenture dated as of August 19, 2020, and as further amended and supplemented by a supplemental indenture to be dated on or around March 3, 2025.

Issue Date:

March 3, 2025

Maturity Date:

The Contingent Capital Notes are perpetual securities and have no fixed maturity date.

Interest Rate for the Contingent Capital Notes:

From and including the Issue Date to but excluding August 28, 2032, 7.500% per annum; and

From and including August 28, 2032, to but excluding the next succeeding Reset Date, at a rate per annum equal to the sum of the applicable Reset Reference Bond Rate (as defined in the Prospectus) as determined by the Calculation Agent (as defined in the Prospectus) on the relevant Reset Determination Date (as defined in the Prospectus) and 3.294%, converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.0005 being rounded down).

Interest Payment Dates:

Interest will be paid on the Contingent Capital Notes on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2025 (short first coupon).

Interest Record Dates:

The regular record dates for the Contingent Capital Notes will be the close of business of the relevant Clearing System (as defined in the Prospectus) on the Clearing System Business Day (as defined in the Prospectus) immediately preceding each Interest Payment Date (or, if the Contingent Capital Notes are held in definitive form, the 15th calendar day immediately preceding each Interest Payment Date).

RESET DATES:

August 28, 2032 and every fifth anniversary thereafter.

Redemption Provisions:

The Contingent Capital Notes may be redeemed as described in the Prospectus.

U.K. BAIL-IN power:

The Contingent Capital Notes may be subject to the U.K. bail-in power as described in the Prospectus.

Sinking Fund Provisions:

No sinking fund provisions.

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Closing location for delivery of Contingent Capital Notes:

Offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square
London EC2V 7HR, United Kingdom

Names and addresses of Representatives:

Designated Representative:	NatWest Markets Plc

Address for Notices:	250 Bishopsgate
London EC2M 4AA
United Kingdom

Common Code:

301622198

ISIN:

XS3016221981

Stock Exchange Listing:

Application has been made to the London Stock Exchange for the Contingent Capital Notes to be admitted to trading onto the International Securities Market.

Other Terms:

The Contingent Capital Notes will have additional terms as more fully described in the Disclosure Package and the Prospectus and shall be governed by the Indenture.

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